Exhibit 10.18

Sunoco, Inc. Executive Compensation Summary Sheet

The following is a summary of the base salary, annual guideline incentive bonus opportunity under the Executive Incentive Plan, and long-term incentive awards (stock options and performance-based common stock units) under the Long-Term Performance Enhancement Plan II, of the named executive officers of Sunoco, Inc. for 2005:

Name/Title	Base Salary	Annual Guideline Incentive Bonus Opportunity Under the Executive Incentive Plan (% of Base Salary)	Stock Options[1]	Performance- Based Common Stock Units[1]
John G. Drosdick Chairman, President and Chief Executive Officer	$1,100,000	120%	118,000	31,640
Joel H. Maness Senior Vice President, Refining and Supply	$500,000	70%	32,800	8,780
Thomas W. Hofmann Senior Vice President and Chief Financial Officer	$475,000	70%	30,000	8,020
Robert W. Owens Senior Vice President, Marketing	$450,000	70%	28,200	7,560
Charles K. Valutas Senior Vice President and Chief Administrative Officer	$400,000	65%	24,900	6,660

NOTE TO TABLE:

[1]	The stock options and performance-based common stock units awarded for 2005 were granted in December 2004 under the Long-Term Performance Enhancement Plan II.